                           HCI VIOCARE

NOTICE OF STOCK AWARD GRANT

NOTICE OF STOCK AWARD GRANT:

NIKOLAOS KARDARAS,  you  have  been  granted  a stock  award  of the Common Stock (the "Common Stock") of HCi Viocare, as follows:

Grant Number:	0001

Date of Grant:	May 28, 2015

Vesting Commencement Date:	See Vesting Schedule below

Total Number of Award Shares Granted:	100,000 shares in one installment

Term/Expiration Date:	n/a

VESTING SCHEDULE: This Award may be issued, in whole or in part, in accordance with the following schedule:

Stock Award is fully vested on date of grant.